UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2006

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of Incorporation)	(IRS Employer Identification Number)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 20, 2006, Scientific Games Corporation (the “Company”) and certain of its subsidiaries completed the acquisition of Global Draw Limited and certain related companies (collectively, “Global Draw”). Global Draw is a leading United Kingdom supplier of fixed odds betting terminals and systems, and interactive sports betting systems. The Company has paid approximately $183 million (subject to adjustment), and it will pay an earn-out to the principal selling shareholder, as well as contingent bonuses to certain members of the existing management team, based on the financial performance of the business. The aggregate amount of such payments would total one-third of an amount equal to Global Draw’s EBITDA (EBITDA, for such purposes, is defined as the consolidated earnings before interest, tax, depreciation and amortization) for the year ended December 31, 2008 multiplied by a specified multiple. Such multiple would vary depending upon the EBITDA levels achieved, subject to certain adjustments, as follows:

•                  if such EBITDA is less than £18 million (which currently converts into approximately $32 million), then the multiple would be zero;

•                  if such EBITDA is at least £18 million but less than £24 million (which currently converts into approximately $43 million), then the multiple would be 3.75;

•                  if such EBITDA is at least £24 million but less than £30 million (which currently converts into approximately $54 million), then the multiple would be 7.25;

•                  if such EBITDA is at least £30 million but less than £36 million (which currently converts into approximately $64 million), then the multiple would be 7.75;

•                  if such EBITDA is at least £36 million but less than £42 million (which currently converts into approximately $75 million), then the multiple would be 8.25;

•                  if such EBITDA is at least £42 million but less than £48 million (which currently converts into approximately $86 million), then the multiple would be 9.00;

•                  if such EBITDA is at least £48 million but less than £54 million (which currently converts into approximately $96 million), then the multiple would be 10.00; and

•                  if such EBITDA is £54 million (which currently converts into approximately $96 million) or more, then the multiple would be 10.75.

The transaction also provides for, among other things, representations, warranties, indemnities and set-off provisions.

The Company financed the acquisition through a combination of borrowings under its recently amended and restated credit facility, which increased the revolving credit facility by $50 million, and added a new $100 million term loan.

The terms of the acquisition of Global Draw are set forth in the Agreement, dated April 20, 2006, among the Company, Scientific Games International Holdings Limited, Scientific Games Beteiligungsgesellschaft mbH, Walter Grubmueller, Stephen George Frater, The Trustees of Warero Privatsitiftung and Jeffery Frederick Nash (the “Agreement”), which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The above description of the terms of the acquisition does not constitute a complete summary and is qualified in its entirety by reference to such exhibit. Further information regarding the amended and restated credit facility can be found in the Company’s current report on Form 8-K filed by the Company on April 6, 2006.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a)                                              Financial Statements of Businesses Acquired.*

(b)                                             Pro Forma Financial Information.*

*To be filed by amendment within 71 days from the date of this filing pursuant to Item 9.01 (a)(4) of Form 8-K.

(d)                                             Exhibits.

Exhibit No.	Description

10.1

Agreement, dated April 20, 2006, among the Company, Scientific Games International Holdings Limited, Scientific Games Beteiligungsgesellschaft mbH, Walter Grubmueller, Stephen George Frater, The Trustees of Warero Privatsitiftung and Jeffery Frederick Nash for the sale and purchase of the entire issued share capital of Neomi Associates, Inc. and Research and Development GmbH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: April 26, 2006	By:	/s/ DeWayne E. Laird
		Name:	DeWayne E. Laird
		Title:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Agreement, dated April 20, 2006, among the Company, Scientific Games International Holdings Limited, Scientific Games Beteiligungsgesellschaft mbH, Walter Grubmueller, Stephen George Frater, The Trustees of Warero Privatsitiftung and Jeffery Frederick Nash for the sale and purchase of the entire issued share capital of Neomi Associates, Inc. and Research and Development GmbH.